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                                                                 EXHIBIT 10.27





                               SECURITY AGREEMENT

                           Dated as of June 14, 1996

                                       by

                                  LCC, L.L.C.

                          LCC DESIGN SERVICES, L.L.C.

                                      and

                        LCC DEVELOPMENT COMPANY, L.L.C.

                                  in favor of

                THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)

                            as Administrative Agent





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                               SECURITY AGREEMENT


     SECURITY AGREEMENT, dated as of June 14, 1996 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), made by LCC, L.L.C., a limited liability company organized under the laws of Delaware (the "Borrower"), LCC DESIGN SERVICES, L.L.C., a limited liability company organized under the laws of Delaware, and LCC DEVELOPMENT COMPANY, L.L.C., a limited liability company organized under the laws of Delaware (each of the foregoing entities, together with each of the Subsidiaries of the Borrower which shall become a party hereto as a "Subsidiary Guarantor" from time to time in accordance with Section 7.09 of the Credit Agreement, is referred to herein collectively as the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"), in favor of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") for the benefit of each of the lenders (the "Lenders") a party to the Credit Agreement dated as of June 14, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders.

                             W I T N E S S E T H :

     WHEREAS, pursuant to the terms of the Credit Agreement and the other Facility Documents, the Lenders have agreed to extend credit to the Obligors upon the terms and subject to the conditions set forth therein to be evidenced by the Notes issued by the Borrower thereunder and the Letters of Credit issued thereunder and to be guarantied by the Subsidiary Guarantors thereunder and by Telcom Ventures, L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Parent") under the Parent Guaranty; and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their extensions of credit to the Obligors under the Credit Agreement that the Obligors shall have executed and delivered this Agreement to the Administrative Agent to secure the obligations of the Obligors under the Notes, the Letters of Credit, the Credit Agreement and the other Facility Documents.

     NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and to purchase Participating Interests in Letters of Credit issued under the Credit Agreement, each of the Obligors hereby agrees with the Administrative Agent, as follows:





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                 ARTICLE 1.       DEFINITIONS.

     Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined; and the following terms have the following meanings:

     "Assigned Agreements" means each and every one of the leases, contracts, permits, licenses, franchises and other agreements to which any Obligor is a party or pursuant to which any Obligor has been granted rights, including, without limitation, all revenue-producing contracts and all Material Contracts (including, without limitation, those listed on Schedule 6.11 to the Credit Agreement), all Nextwave Investment Documents, all DCR Investment Documents, all service agreements, all software license agreements, all leases and all policies of property, casualty and liability insurance pursuant to which any Obligor is a beneficiary, but excluding any leases, contracts, permits, licenses, franchises and other agreements the assignment or hypothecation of which, for collateral purposes, would result in a default or require, or cause, a forfeiture, or permit a revocation of material rights under such agreement so long as any such prohibition is not ineffective under Section 9-318 of the Code.

     "Code" means the Uniform Commercial Code as in effect in the State of New York.

     "Collateral" means all of the following, whether now owned or hereafter acquired:

              (a)     all of the Receivables;

              (b)     all of the Equipment;

              (c) all of the General Intangibles and all of the right, title and interest of each Obligor in and to, and all benefits of such Obligor pursuant to, the Assigned Agreements;

              (d)     all of the Inventory and all of the Spare Parts;

              (e)     all of the Unbilled Contracts;

              (f) (i) all of each Obligor's right, title and interest in and to the goods and other Property, including but not limited to all merchandise returned or rejected by Customers, represented by or securing any of the Receivables; (ii) all of each Obligor's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or





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other lienor, including stoppage in transit, setoff, detinue, replevin and reclamation; (iii) all additional amounts due to each Obligor from any Customer relating to the Receivables, irrespective of whether such additional amounts have been specifically assigned to the Administrative Agent; (iv) all of each Obligor's right, title and interest in other Property, including warranty claims, relating to any goods whatsoever securing this Agreement; (v) if and when obtained by any Obligor, all personal Property of third parties in which such Obligor has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vi) any other goods or personal Property now owned or hereafter acquired in which any Obligor has expressly granted a security interest or may in the future grant a security interest to the Administrative Agent for the ratable benefit of the Lenders, or in any amendment or supplement hereto, or under any other agreement between any of the Lenders or the Administrative Agent and any Obligor;

              (g) all cash held as cash collateral to the extent not otherwise constituting Collateral, or other cash or Property at any time on deposit with or held by the Administrative Agent or any Lender for the account of any Obligor (whether for safekeeping, custody, pledge, transmission or otherwise), all present and future deposit accounts (whether time or demand or interest or non-interest bearing) of any Obligor with the Administrative Agent or any Lender or any other Person including those to which any such cash may at any time or from time to time be credited, all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and all interest, dividends, distributions and other proceeds payable on or with respect to (A) such investments and reinvestments and (B) such accounts;

              (h) all proceeds and products of the Collateral referred to in the foregoing clauses (a), (b), (c), (d), (e), (f), (g), and in this clause
(h), in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including, without limitation, hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or documents; and

              (j) all of each Obligor's ledger sheets, files, records, books of account, business papers, computers, computer software and programs, and documents relating to the Collateral referred to in the foregoing clauses
(a), (b), (c), (d), (e), (f), (g), (h) or (i).

     "Customer" means the account debtor with respect to any of the Receivables or the prospective purchaser of goods, services or both with respect to any contract or contract right, or any Person who enters into or proposes to enter into any





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contract or other arrangement with any Obligor, pursuant to which such Obligor is to deliver any personal Property or perform any services.

     "Equipment" means all of each Obligor's "equipment" (as such term is defined in the Code) now owned or hereafter acquired and wherever located, including, without limitation, all machinery, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

     "General Intangibles" means all of each Obligor causes in action, causes of action and all other "general intangibles" (as such term is defined in the Code) now owned or hereafter acquired, including, without limitation, goodwill, customer lists, copyrights, trademarks, tradenames, tradestyles, equipment formulations, manufacturing procedures, quality control procedures, product specifications, patents, copyrights, licenses, franchises and tax refunds.

     "Inventory" means all of each Obligor's "inventory" (as such term is defined in the Code) now owned or hereafter acquired, including, without limitation, all goods, merchandise and other personal Property, whether tangible or intangible, wherever located, furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Obligor's business or used in selling or finishing of such goods, merchandise and other personal Property, and all documents of title or other documents representing them.

     "Permitted Liens" means and includes any Lien or Liens which any Obligor is permitted, by the terms of the Credit Agreement, to create, incur, assume or suffer to exist.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "Receivables" means all of each Obligor's accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Obligor arising out of or in connection with the sale or lease of Inventory or for services rendered, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Administrative Agent hereunder or under any other Facility Document.

     "Secured Obligations" means the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a





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claim for post-filing or post-petition interest is allowed in such proceeding), the Notes and all other obligations and liabilities of any Obligor to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Note, any Letter of Credit, any Interest Rate Protection Agreement, any Currency Protection Agreement, any other Facility Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.

     "Security" has the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Spare Parts" means and includes all parts and accessories, and replacements and substitutions therefor, owned or held by any Obligor for repair of machinery sold by any Obligor.

     "Unbilled Contracts" means the earned but unbilled revenue accrued against the performance of contracts that are to be billed to Customers in accordance with milestone payment terms.

              ARTICLE 2.  COLLATERAL

     Section 2.01. Grant of Security Interest. As security for the payment by the Obligors of the Secured Obligations and the performance by each of the Obligors of its other obligations and undertakings under this Agreement and under the other Facility Documents, each of the Obligors does hereby grant, bargain, convey, assign, transfer, mortgage, hypothecate, pledge, confirm and grant a continuing security interest to the Administrative Agent in and to all right, title and interest of such Obligor (but none of its obligations) in the Collateral.

     Section 2.02. Collateral Assignment of Contract Rights. (a) Each Obligor hereby assigns and transfers to the Administrative Agent, in trust, nevertheless, for the benefit of the Lenders, as collateral security for the Secured Obligations, all right, title and interest of such Obligor in and to, and all benefits accruing to such Obligor pursuant to, each of the Assigned Agreements; provided, however, that, unless an Event of Default shall be continuing and the Administrative Agent shall have given such Obligor written notice of its intention to enforce its rights, on behalf of the Lenders, under this Section 2.02, such Obligor shall have the right to exercise any of its rights under the Assigned Agreements (including, without limitation, the right to enter into possession of and use any and all Property leased or licensed to such





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Obligor, as lessee or licensee, the right to use any or all of the facilities made available to such Obligor and the right to make all waivers and agreements, to give all notices, consents and releases, to take all action upon the happening of any default giving rise to a right in favor of such Obligor, under any of the Assigned Agreements, and to do any and all other things whatsoever which such Obligor is or may become entitled to do under any of the Assigned Agreements); and provided, further, that during the continuance of any Event of Default, upon written notice to such Obligor, the Administrative Agent shall have the right to exercise any and all rights under the Assigned Agreements (including, without limitation, all rights set forth in the parenthetical in the immediately preceding proviso). Each Obligor shall make a reasonable and good faith effort to ensure that no prohibitions or restrictions on transferability are contained in any Assigned Agreement entered into after the Closing Date.

              (b) This Agreement is executed as security for the Secured Obligations, and, therefore, the execution and delivery of this Agreement shall not subject the Administrative Agent to, or transfer or pass to the Administrative Agent, or in any way affect or modify, the liability of any Obligor under any or all of the Assigned Agreements, it being understood and agreed that notwithstanding this Agreement or any subsequent assignment, all of the obligations of such Obligor to each and every other party under each and every one of the Assigned Agreements shall be and remain enforceable by such other party, its successors and assigns, against, but only against, such Obligor or Persons other than the Administrative Agent, the Lenders and their respective successors and assigns.

              (c) To further protect the security afforded by this Agreement, each Obligor agrees as follows:

                      (i) such Obligor will faithfully abide by, perform and discharge each and every obligation, covenant, condition, duty and agreement pursuant to each or any of the Assigned Agreements which is necessary to the conduct of its business or the non-performance of which could reasonably be expected to have a Material Adverse Effect;

                      (ii) such Obligor shall not amend, modify, otherwise change or terminate any Assigned Agreement if such amendment, modification, other change or termination could reasonably be expected to have a Material Adverse Effect;

                      (iii) at such Obligor's sole cost and expense, such Obligor will appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the obligations, covenants, conditions, duties, agreements or liabilities of such Obligor under any of the Assigned Agreements which are necessary





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to the conduct of its business or the non-performance of which could reasonably be expected to have a Material Adverse Effect; and

                      (iv) should such Obligor fail to make any payment, do any act or refrain from any act which this Agreement requires such Obligor to make, do or refrain from, then the Administrative Agent may, upon reasonable notice to such Obligor (unless, in the reasonable judgment of the Administrative Agent, the security provided hereby, including the Collateral, may be harmed or impaired as a result of such Obligor's failure to pay, act or refrain from acting, in which case the Administrative Agent need not so notify such Obligor), but the Administrative Agent shall have no obligation to (and shall not thereby release such Obligor from any obligation hereunder), make, do or prevent the same in such manner and to such extent as the Administrative Agent may deem necessary or advisable to protect the security provided hereby, which rights of the Administrative Agent shall specifically include, without limiting the Administrative Agent's general powers herein granted, the right to appear in and defend any action or proceeding purporting to affect the security hereof and the rights or powers of the Administrative Agent hereunder (or any of them), and also the right to perform and discharge each and every one, or any one or more, of the obligations, covenants, conditions, duties and agreements of any Obligor contained in any one or more of the Assigned Agreements; in exercising any such powers, the Administrative Agent may pay necessary or advisable costs and expenses, employ counsel and incur and pay reasonable attorneys' fees, and the Obligors will reimburse the Administrative Agent for such costs, expenses and fees.

     Section 2.03. Sharing of Collateral. The Collateral shall be held subject to the conditions and agreements in this Agreement and in the other Facility Documents set forth for the common and equal use, benefit and security of all and singular Person or Persons who shall from time to time be Lenders and, except to the extent specifically set forth in the Credit Agreement, without preference of any of the Secured Obligations over any of the others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever.

              ARTICLE 3.  REPRESENTATIONS, WARRANTIES AND COVENANTS
                                 CONCERNING SECURITY

     Section 3.01. Representations and Warranties. Each Obligor hereby represents and warrants:

              (a) The Collateral in which such Obligor holds an interest is owned solely by such Obligor and no other Person has any right, title, interest, claim or Lien thereon, or thereto, other than Permitted Liens.





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              (b)     Except for Permitted Liens entitled to priority by law,
the Liens granted pursuant to this Agreement constitute perfected first priority Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, which are prior to all other Liens on the Collateral created by such Obligor and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from such Obligor and its predecessors in interest.

              (c) No amount payable to such Obligor under or in connection with any Receivable is evidenced by any instrument or chattel paper which has not been delivered to the Administrative Agent. No amount payable to such Obligor under or in connection with any Assigned Agreement is evidenced by any instrument which has not been delivered to the Administrative Agent.

     Section 3.02. Sale of Collateral; Liens. Except as specifically permitted by the Credit Agreement, each Obligor

              (a) will not sell, assign or otherwise transfer any of the Collateral,

              (b) will keep all Collateral in existence on the date, and all Collateral acquired after the date, of execution of this Agreement, free from all Liens other than Permitted Liens, and

              (c) will pay and discharge, when due, all taxes, levies and other charges upon any Collateral, and shall defend all Collateral against all claims of any Person (other than, with respect to any Permitted Lien, the holder thereof) other than the Administrative Agent; provided, however, that no delinquency with respect to the payment of any tax, assessment or governmental charge shall represent a violation of this Section 3.02(c) so long as (a) the obligation of any Obligor to pay such tax, assessment or other governmental charge is being contested in good faith by appropriate proceedings and (b) adequate reserves in the good faith and reasonable judgment of such Obligor have been established with respect thereto.

The Administrative Agent will not be required to take any steps to perfect its security interest in the Collateral or to collect or realize upon the Collateral or any distribution of interest or principal, nor shall loss of or damage to the Collateral release any Obligor from any obligation contained in this Agreement. Nothing in this Section 3.02 shall abrogate any duty of the Administrative Agent owed to the Lenders as set forth in the Credit Agreement.

     Section 3.03. Collection of Receivables. Each Obligor may collect its Receivables, but only in the ordinary course of its business and only until such time as the Administrative Agent shall exercise its right under Section 4.02(b) to notify





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Customers or other third parties to pay amounts owing under such Receivables directly to the Administrative Agent. From and after the occurrence of an Event of Default and during the continuance thereof, each Obligor agrees to take such action with respect to the collection of its Receivables and the proceeds thereof as the Administrative Agent may direct. Each Obligor further agrees that unless directed to the contrary by the Administrative Agent, or until the Administrative Agent gives notice to Customers or other third parties as provided above, such Obligor will take such actions with respect to such collection as are customarily taken by Persons engaged in businesses similar to that of such Obligor.

     Section 3.04. Offices, Location of Collateral, etc. (a) The office where each Obligor keeps its records concerning the Collateral and each Obligor's principal place of business and chief executive office are located at are set forth in PART 1 OF SCHEDULE A hereto; all of each Obligor's other places of business are located at the addresses set forth in PART 2 OF SCHEDULE A hereto and the Collateral is currently located only at the locations referred to in this Section 3.04, except that certain item(s) of Equipment are located at the places specified for such items in PART 3 OF SCHEDULE A hereto, except that certain items of Inventory or Equipment may be used in other locations for demonstration purposes or by agents or employees of each Obligor on field assignments.

              (b) Without the prior written consent of the Administrative Agent, no Obligor will change the location of its chief executive office; provided, however, that any Obligor may, upon not less than thirty (30) days' prior written notice to the Administrative Agent, relocate its chief executive office to any location in any jurisdiction in the United States in which the Uniform Commercial Code, as from time to time amended or revised, is then in effect (each such jurisdiction being hereinafter called a "Permitted Jurisdiction").

              (c) Each Obligor may relocate any item(s) of Inventory or Equipment within any Permitted Jurisdiction; provided, however, that (i) such restriction shall not apply to item(s) of Inventory or Equipment being employed for demonstration purposes or on field assignments, and (ii) with respect to Inventory or Equipment not subject to clause (i) above, such Obligor provides notice of such relocation to the Administrative Agent on or before the end of the Fiscal Quarter during which such relocation took place.

Each Obligor will with respect to each and every relocation of such Obligor's chief executive offices or any item(s) of the Collateral, take such action, at the Administrative Agent's request and direction and at such Obligor's expense as provided in Section 3.09 (and including, without limitation, the preparation and filing where appropriate of new or amended financing statements), as may then be





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necessary or desirable to ensure the uninterrupted continuation of the
Administrative Agent's security interest in all of the Collateral with the same priority as it had prior to any such relocation.

     Section 3.05. Financing Statements. Each Obligor hereby agrees to execute such financing statements as the Administrative Agent may request, and to take such other action (including, without limitation, the execution and filing, at its own expense, of all continuation statements) as may be reasonably required to perfect and to keep perfected the Administrative Agent's security interest in, and Lien upon, the Collateral, and, unless prohibited by law, each Obligor hereby authorizes the Administrative Agent to execute and file any such financing statements and continuation statements on behalf of such Obligor.

     Section 3.06. Insurance for Collateral. Each Obligor agrees to maintain and pay for policies of insurance as required by the Credit Agreement, and to deliver to the Administrative Agent one or more certificates evidencing such policies naming the Administrative Agent as loss payee and, if requested by the Administrative Agent, the certified copies of such policies. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days' notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of such Obligor nor by the occupation of the premises where the Collateral is located for purposes more hazardous than are permitted by such policy. If such Obligor fails to provide and pay for such insurance, the Administrative Agent may, at such Obligor's expense, procure the same, but shall not be required to do so. Each Obligor agrees to deliver to the Administrative Agent, promptly as rendered, two copies of all reports made to any insurance company by it that relate to the Collateral.

     Section 3.07. Certain Information, etc. Each Obligor will deliver to the Administrative Agent at such times and in such form as shall be designated by the Administrative Agent, assignments, schedules and reports relating to the Collateral, and will furnish such other information relevant to the Collateral as the Administrative Agent shall from time to time reasonably request, including, without limitation, the original delivery or other receipts for Inventory sold and duplicate invoices relating to the Receivables. Each Obligor, upon the request of the Administrative Agent, will immediately deliver to the Administrative Agent any and all bills of sale for, certificates of title to or other comparable evidence of ownership of, each item of the Equipment. Each Obligor will mark its books and records to reflect the security interest of the Administrative Agent in Receivables and General Intangibles.





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     Section 3.08.  Protection of Collateral; Reimbursement.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by the Obligors; and if any Obligor fails so to pay any portion thereof when due, the Administrative Agent may, at its option, but shall not be required to, pay the same and charge such Obligor therefor, and the Obligors agree to reimburse promptly the Administrative Agent therefor upon its demand with interest at a rate equal to the Default Rate.
The Obligors shall pay all sums so paid or incurred by the Administrative Agent for any of the foregoing, any and all sums for which any Obligor may become liable under this Agreement or under any other Facility Document and all costs and expenses (including attorneys' fees, legal expenses and court costs) that the Administrative Agent may incur in evaluating, asserting, enforcing, defending or protecting its Lien on, or rights and interest in, the Collateral, or any of its rights or remedies under this Agreement or any other Facility Document, and, until paid by the Obligors with interest at the Default Rate such sums shall be considered as additional obligations owing by the Obligors under this Agreement and, as such, shall be secured by all of the Collateral and the proceeds from the sale thereof and by any and all other collateral, security, assets, reserves or funds of any Obligor in or coming into the hands of or inuring to the benefit of the Administrative Agent. Subject to the provisions of the Credit Agreement and except to the extent specifically limited by applicable law, the Administrative Agent shall not be liable or responsible in any way for the safekeeping of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or any act or default of any warehouseman, carrier, forwarding agency or other Person, but the same shall be at the sole risk of the Obligors.

     Section 3.09. Further Assurances. So long as any of the Secured Obligations or any Commitment shall be outstanding, each Obligor, at its expense, will timely execute, acknowledge, deliver, file and record, or will cause to be executed, acknowledged, delivered, filed or recorded, all such further instruments, deeds, conveyances, mortgages, transfers, financing statements, continuation statements and assurances as may be necessary or appropriate (and, in any event, as may be reasonably requested by the Administrative Agent) to subject to the Lien of this Agreement, and to preserve, continue and protect the Lien of this Agreement on, the Collateral, including, without limitation, any Collateral acquired after the date of this Agreement, or as the Administrative Agent may reasonably require for the better granting, bargaining, selling, demising, releasing, confirming, conveying, warranting, assigning, transferring, mortgaging, pledging, delivering and setting over to the Administrative Agent, and for perfecting the Administrative Agent's rights in, every part of the Collateral, or as may be required in order to transfer to, or perfect the rights of any new agent or agents in, the Collateral.





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              ARTICLE 4.  DEFAULTS -- REMEDIES

     Section 4.01. Nature of Events. An "Event of Default" shall exist if any Event of Default under, and as defined in, the Credit Agreement occurs and is continuing.

     Section 4.02. Default Remedies. (a) If an Event of Default exists, the Administrative Agent may exercise all of the rights and remedies conferred in this Agreement and in each of the other Facility Documents, it being expressly understood that no such remedy is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be cumulative and shall be in addition to every other remedy given in this Agreement or now or hereafter existing at law or in equity or by statute, and may be exercised from time to time as often as may be deemed expedient by the Administrative Agent.

              (b) If an Event of Default exists, the Administrative Agent shall have the right, at any time and from time to time, (i) to notify all Customers and other third parties holding or otherwise concerned with the Collateral that Receivables have been assigned to the Administrative Agent and that the Administrative Agent has a security interest therein; (ii) to direct all such Persons to make payments to the Administrative Agent of all or any part of the sums owing to any Obligor by such Persons; (iii) to enforce collection of any of the Receivables by suit or otherwise; (iv) to surrender, release or exchange all or any part of such Receivables; or (v) to compromise, settle, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

              (c) If an Event of Default exists, the Administrative Agent shall have the right, at any time or from time to time, to take immediate possession of any or all Collateral that is tangible personal Property, and may require any Obligor to assemble such Collateral, at the expense of such Obligor, and to make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, and may enter any of the premises of any Obligor (or wherever such Collateral shall be located) with or without force or process of law, and keep and store the same on such premises until sold (and if such premises be the Property of such Obligor, such Obligor agrees not to charge the Administrative Agent for storage thereof for a period of at least ninety (90) days after sale or disposition of such Collateral).

              (d)     Each Obligor and the Administrative Agent agree that ten
(10) days' notice to such Obligor of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such reasonable locations as the Administrative Agent shall designate in such notice. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived by the Obligors. Sales for cash, or on credit to a wholesaler, retailer or user of the Collateral, at any public or private sale are all hereby deemed (without limitation) to be commercially reasonable (as defined in the Code). The Administrative Agent shall have the right to bid at any such sale on behalf of any one or more Lenders (who shall also have the right to bid individually). Proceeds arising from any such sale shall be applied in the manner set forth in the Credit Agreement.

              (e) If an Event of Default exists, the Administrative Agent may also, with or without proceeding with sale or foreclosure or demanding payment of the Secured Obligations, without notice, appropriate and apply to the payment of the Secured Obligations and the other obligations secured under this Agreement any and all Collateral in its possession and any and all balances, credits, deposit accounts, reserves or other moneys due or owing to any Obligor held by the Administrative Agent under this Agreement or otherwise.

              (f) Anything in this Agreement contained to the contrary notwithstanding, and in view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral that consists of Securities may be effected after an Event of Default, each Obligor agrees that upon the occurrence or existence of an Event of Default, the Administrative Agent may, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidders and prospective purchasers to those who will represent or agree as to their investment intent or method of resale or both in a manner reasonably required by the Administrative Agent to assure compliance with applicable securities laws. In so doing, the Administrative Agent may solicit offers to buy such Collateral, or any part of it, for cash, from a limited number of investors deemed by the Administrative Agent, in its exclusive judgment, to be responsible parties who might be interested in purchasing such Collateral, and if the Administrative Agent solicits such offers from not less than three (3) such investors, then the acceptance by the Administrative Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition (as defined in the Code) of such Collateral unless applicable law provides otherwise.

              (g) All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of each Obligor contained in this Agreement or any other Facility Document, or in any document referred to in this Agreement or any other Facility Document or contained in any agreement supplementary to this Agreement or any other Facility Document, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of such Obligor contained in this Agreement or any other Facility Document.

              (h) The Obligors will pay to the Administrative Agent all reasonable expenses (including court costs and reasonable attorneys' fees and expenses) of, or incident to, the enforcement of any of the provisions of this Agreement and all other charges due against the Collateral, including, without limitation, taxes, assessments, security interests, Liens or encumbrances upon the Collateral and any expenses, including transfer or other taxes, arising in connection with any sale, transfer or other disposition of Collateral.

     Section 4.03. Other Enforcement Rights. The Administrative Agent may proceed to protect and enforce this Agreement by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement in this Agreement contained or in execution or aid of any power in this Agreement granted, or for foreclosure under this Agreement, or for the appointment of a receiver or receivers for the Collateral or any part thereof, for the recovery of judgment for the obligations secured by this Agreement or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

     Section 4.04. Effect of Sale, etc. (a) Any sale or sales pursuant to the provisions of this Agreement, whether under any right or power granted hereby or thereby or pursuant to any legal proceedings, shall operate to divest each Obligor of all right, title, interest, claim and demand whatsoever, either at law or in equity, of, in and to the Collateral, or any part thereof, so sold, and any Property so sold shall be free and clear of any and all rights of redemption by, through or under such Obligor. At any such sale any Lender may bid for and purchase the Property sold and may make payment therefor as set forth in clause (b) of this Section 4.04, and any such Lender so purchasing any such Property, upon compliance with the terms of sale, may hold, retain and dispose of such Property without further accountability.

              (b) The receipt by the Administrative Agent, or by any Person authorized under any judicial proceedings to make any such sale, of the proceeds of any such sale shall be a sufficient discharge to any purchaser of the Collateral, or of any part thereof, sold as aforesaid; and no such purchaser shall be bound to see to the application of such proceeds, or be bound to inquire as to the authorization, necessity or propriety of any such sale. In the event that, at any such sale, any Lender is the successful purchaser, it shall be entitled, for the purpose of making settlement or payment, to use and apply such Collateral to its Secured Obligations by crediting thereon the amount apportionable and applicable thereto out of the net proceeds of such sale.

     Section 4.05. Delay or Omission; No Waiver. No course of dealing on the part of the Administrative Agent or any Lender nor any delay or failure on the part of the Administrative Agent or any Lender to exercise any right shall impair such right or operate as a waiver of such right or otherwise prejudice the Administrative Agent's or such Lender's rights, powers and remedies. No waiver by the Administrative Agent or any Lender of any Default or Event of Default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent Default or Event of Default, or to impair the rights resulting therefrom except as may be otherwise expressly provided in this Agreement. Every right and remedy given by this Agreement, by any other Facility Document or by law to the Administrative Agent may be exercised from time to time as often as may be deemed expedient by the Administrative Agent.

     Section 4.06. Restoration of Rights and Remedies. If the Administrative Agent shall have instituted any proceeding to enforce any right or remedy under this Agreement or under any other Facility Document and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Administrative Agent, then and in every such case the Administrative Agent, the Obligors and the Lenders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions under this Agreement and under the other Facility Documents, and thereafter all rights and remedies of the Administrative Agent shall continue as though no such proceeding had been instituted.

     Section 4.07. Application of Proceeds. The proceeds of any exercise of rights with respect to the Collateral, or any part thereof, and the proceeds and the avails of any remedy under this Agreement shall be paid to and applied in accordance with the provisions of the Credit Agreement. If there is a deficiency, the Obligors shall, subject always to the other provisions of this Agreement, remain liable therefor and shall forthwith pay the amount of any such deficiency to the Administrative Agent.

     Section 4.08. Cumulative Remedies. No remedy under this Agreement or under any other Facility Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Agreement or under any other Facility Document or otherwise existing; nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment or performance of the Secured Obligations operate to prejudice, waive or affect the security of this Agreement or any rights, powers or remedies under this Agreement, nor shall the Administrative Agent or any Lender be required to look first to, enforce or exhaust any such other or additional security, collateral or guaranties.

     Section 4.09. Waivers by the Obligors. (a) Each Obligor hereby waives notice of acceptance of this Agreement and of extensions of credit, loans, advances or other financial assistance under the Facility Documents or under any other agreement, note, document or instrument now or at any time or times hereafter executed by such Obligor and delivered to the Administrative Agent or any Lender. Each Obligor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which such Obligor might otherwise be entitled, except as otherwise expressly provided in this Agreement or in the other Facility Documents.

              (b) Each Obligor (to the extent that it may lawfully do so) covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advance of, any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement or any other Facility Document; and each Obligor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit and advance of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement or therein granted and delegated to the Administrative Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

     Section 4.10.  Consent.  Except as may be otherwise provided in Section
6.01 or in the other Facility Documents, each Obligor hereby consents that from time to time, before or after the occurrence or existence of any Event of Default, with or without notice to or assent from such Obligor, any security at any time held by or available to the Administrative Agent for any of the Secured Obligations, or any other security at any time held by or available to the Administrative Agent for any obligation of any other Person secondarily or otherwise liable for any of the Secured Obligations, may be exchanged, surrendered, or released and any of the Secured Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as the Administrative Agent or any holder thereof may see fit, and each Obligor shall remain bound under this Agreement notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver or release.

              ARTICLE 5.  DEFEASANCE

     Section 5.01. Satisfaction and Discharge. If the Obligors shall pay and discharge the entire indebtedness on all Secured Obligations outstanding by well and truly paying or causing to be paid the principal of, and interest on, all Secured Obligations outstanding, as and when the same become due and payable; and if the Obligors shall also pay or cause to be paid all other sums payable under this Agreement with respect to the Secured Obligations and all sums payable under any one or more of the other Facility Documents, and fully and faithfully discharges or causes to be discharged every other obligation herein or in any other Facility Document contained or otherwise secured by any of the Facility Documents; and if all Commitments shall have been terminated, then and in that case all of the right, title and interest of the Administrative Agent in the Collateral created hereby shall cease and terminate, and thereupon the Administrative Agent, upon written request of any Obligor, shall forthwith execute and deliver, without recourse, proper deeds, assignments and other instruments acknowledging satisfaction or and discharging all of the right, title and interest of the Administrative Agent in the Collateral created hereby (subject to any disposition thereof that may have been made by the Administrative Agent pursuant to any of the Facility Documents).

     Section 5.02. Disposal of Assets; Release of Lien. So long as no Default or Event of Default shall exist or be created as a result thereof, if any Obligor shall sell, lease, transfer or otherwise dispose of its Property in accordance with the provisions of the Credit Agreement, then the Administrative Agent, upon payment to it of all amounts then owed to it as fees and expenses under this Agreement, shall forthwith execute proper instruments releasing the interests in such Property so disposed of from the Lien of the Administrative Agent created under this Agreement.

              ARTICLE 6.  MISCELLANEOUS

     Section 6.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Obligors, the Administrative Agent and the Required Lenders, or by the Obligors and the Administrative Agent acting with the consent of the Required Lenders and any provision of this Agreement may be waived by the Required Lenders or by the Administrative Agent acting with the consent of the Required Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (a) permit the creation of any Lien with respect to any of the Collateral that is prior or equal to the Lien of the Administrative Agent;
(b) effect the deprivation of any Lender of the benefit of any Lien upon all or any part of the Collateral in excess of $500,000; (c) create any priority with respect to any portion of the Secured Obligations over any other portion with respect to the Lien upon all or any part of the Collateral; or (d) amend, waive or modify the definition of Secured Obligations.

     Section 6.02.  Survival.  The obligations of the Obligors under Section
3.08 or Section 4.02(h) shall survive the repayment of the Secured Obligations and the termination of the Commitments.

     Section 6.03. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Obligors, the Lenders and their respective successors and assigns.

     Section 6.04. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given in writing to the Administrative Agent, to the Lenders and to the Obligors by ordinary mail, hand delivery, overnight courier or telecopier addressed to such party at its address on the signature page of the Credit Agreement. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when the telecopy is transmitted to the telecopier number as aforesaid; provided that notices to the Administrative Agent shall be effective upon receipt.

     6.05. JURISDICTION; IMMUNITIES. (A) EACH OF THE OBLIGORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE OBLIGORS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND

DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH OF THE OBLIGORS IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH OBLIGOR AT ITS ADDRESS SPECIFIED IN SECTION 6.04. EACH OF THE OBLIGORS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE OBLIGORS FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. EACH OF THE OBLIGORS FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY. EACH OF THE OBLIGORS WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

              (b) Nothing in this Section 6.05 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Obligor or its property in the courts of any other jurisdictions.

              (c) To the extent that any Obligor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Obligor hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

     Section 6.06. Headings. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

     Section 6.07. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 6.08. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     SECTION 6.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     Section 6.10. Subject to the Credit Agreement. Any and all rights granted to the Administrative Agent under this Agreement are to be held and exercised by the Administrative Agent for the benefit of the Lenders, pursuant to the provisions of the Credit Agreement. To the extent set forth in the Facility Documents, each of the Lenders shall be a beneficiary of the terms of this Agreement. Any and all obligations under this Agreement of the parties to this Agreement, and the rights granted to the Administrative Agent under this Agreement, are created and granted subject to the terms of the Credit Agreement.

     Section 6.11. Power of Attorney. Each Obligor hereby makes, constitutes and appoints the Administrative Agent the true and lawful agent and attorney in fact of such Obligor, with full power of substitution

              (a) if an Event of Default exists, and to the fullest extent permitted by applicable law, to receive, open and dispose of all mail addressed to such Obligor relating to the Collateral and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments included in the Collateral, with full power to endorse the name of such Obligor upon any such notes, checks, acceptances, drafts, money orders, instruments or other documents relating to the Collateral and to effect the deposit and collection thereof, and the further right and power to endorse the name of such Obligor on any document relating to the Collateral;

              (b) if an Event of Default exists, to sign the name of such Obligor to drafts against its debtors, to notices to such debtors, to assignments and notices of assignments, financing statements, continuation statements or other public records or notices and all other instruments and documents; and

              (c) after a request by the Administrative Agent to take any action to carry out the provisions of this Agreement, including, without limitation, the grant of the security interest granted to the Administrative Agent with respect to the Collateral and the Administrative Agent's rights created under this Agreement, and the failure or refusal of such Obligor to comply with such request within five (5) days, to do any and all things necessary to take such action in the name and on behalf of such Obligor.

     Each Obligor agrees, in the absence of willful wrongdoing or gross negligence, that neither the Administrative Agent nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 6.11. The power of attorney granted under this Section 6.11 is coupled with an interest and shall be irrevocable so long as any Secured Obligation or Commitment remains outstanding.

     Section 6.12. Term of Agreement. This Agreement shall be and remain in full force and effect so long as any Secured Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment.

     Section 6.13. Acknowledgement. Each of the Administrative Agent and the Lenders acknowledges that, in connection with the exercise of the security interest or any other rights created herein, it may be necessary to obtain approvals of, consents from, or new agreements with, various third parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    OBLIGORS:

                                    LCC, L.L.C.


                                    By:
                                       --------------------------------------
                                          Name:
                                          Title:


                                    LCC DESIGN SERVICES, L.L.C.


                                    By:
                                       --------------------------------------
                                          Name:
                                          Title:


                                    LCC DEVELOPMENT COMPANY, L.L.C.


                                    By:
                                       --------------------------------------
                                          Name:
                                          Title:



                                    ADMINISTRATIVE AGENT:

                                    THE CHASE MANHATTAN BANK
                                     (NATIONAL ASSOCIATION)


                                    By:
                                       --------------------------------------
                                          Name:
                                          Title: